Exhibit 10.14

Commercial Sublease

1.	Parties

This sublease is made by Sublandlord, eGain Corporation, with a principal place of business at 1252 Borregas Avenue, and Subtenant, Adesto Technologies, with a principal place of business at 1250 Borregas Avenue, Sunnyvale, CA 94089.

2.	Property Subleased

Sublandlord is subleasing to Subtenant the premises at 1250 Borregas Avenue, Sunnyvale, CA 94089.

3.	Original Lease and Subsequent Amendments

A. This subtenancy is subject to all the terms and conditions of the Original Lease dated May 9, 2011 between D.R. Stephens, Landlord, and eGain Corporation, Tenant.

B. Further, none of eGain’s rights under the First Amendment between D.R. Stephens, Landlord, and eGain Corporation, Tenant, are forfeited.

C. The dates pertaining to eGain’s rent abatement and Tenant Improvements from Landlord are hereby amended to accommodate the six month sublease and are accordingly pushed out six months.

D. Subtenant will do nothing and will not fail to take any action that will create a breach by Sublandlord of any of the terms or conditions of the Original Lease.

E. Notwithstanding anything contained in this sublease to the contrary, Subtenant is not assuming any obligations under the Original Lease and, for the avoidance of doubt, is not liable or responsible (legally, financially or otherwise) for any acts or omissions of Sublandlord as Tenant under the Original Lease or their consequences.

F. Notwithstanding anything contained in this sublease to the contrary, Sublandlord shall have no right to access or use the subleased premises except as provided in Paragraph 13.

4.	Term of Sublease

This sublease begins on August 5, 2015 and ends on February 4, 2016.

5.	Rent

Base Rent: $32,851.50 per month based on $1.50 per square foot, payable on the first day of each month commencing August 1, 2015. Base Rent for the first month to be prorated for the 27 days of occupancy beginning August 5, 2015 in the amount of $28,612.60.

5.1.	Late Charges

Subtenant hereby acknowledges that late payment by Subtenant to Landlord of rent and other sums due hereunder will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Sublandlord by the terms of its lease with Landlord. Accordingly, if any installment of rent or other sum due from Subtenant shall not be received by Sublandlord or Sublandord’s designee within five (5) days after such amount shall be due, then, without any requirement for notice to Subtenant, Subtenant shall pay to Sublandlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublandlord will incur by reason of late payment by Subtenant. Notwithstanding of the foregoing, Sublandlord will not assess a late charge until Sublandlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Subtenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred. Acceptance of such late charge be Sublandlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent Sublandlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of the Original Lease to the contrary, Base Rent shall, at Sublandlord’s option, become due and payable quarterly in advance.

5.2.	Common Area Operating Expenses

Subtenant’s share of Common Area Operating Expenses: Subtenant will continue to pay the estimate based on the square footage formula used by Landlord to date but payment will be made to Sublandlord who will bill Subtenant. Landlord will bill Sublandlord for 100% of Common Area Operating Expenses beginning the effective date of Subtenancy and continuing thereafter until the end of the extended Original Lease. The Landlord shall provide a true up of the actual Common Area Operating Expenses within 45 days of the end of Subtenant’s lease.

6.	Security Deposit

Subtenant will deposit $32,851.50 with Sublandlord as security for Subtenant’s performance of this sublease with the execution of the sublease. Sublandlord will refund this security deposit to Subtenant at the end of the sublease if Subtenant returns the premises to Sublandlord in good condition (except for reasonable wear and tear) and Subtenant has paid Sublandlord all sums due under this sublease. Otherwise, Sublandlord may deduct any amounts required to place the premises in good condition and to pay any sums due under the sublease.

7.	Notices From Landlord

If Landlord notifies Subtenant that Subtenant is in breach of any terms or conditions in the Original Lease, Subtenant will immediately notify Sublandlord in writing. Subtenant will promptly cure any breach. Similarly, if Landlord notifies Sublandlord that Subtenant is in breach of the terms or conditions of the Original Lease, Sublandlord will immediately notify Subtenant in writing. Subtenant will promptly cure any breach.

8.	Subletting and Assignment

Subtenant will not assign this sublease or further sublet any part of the premises without the written consent of both Sublandlord and Landlord. Sublandlord will not unreasonably withhold such consent.

9.	Insurance

A. Subtenant and Sublandlord release each other from any liability to the other for any property loss, property damage, or personal injury to the extent covered by insurance carried by the party suffering the loss, damage, or injury.

B. Subtenant will carry public liability insurance; this insurance policy will include Sublandlord and Landlord as additional insured parties. The public liability coverage for personal injury will be in at least the following amounts:

Five hundred dollars ($500.00) per occurrence;

One hundred thousand dollars ($100,000.00) in any one year.

C. Subtenant will give Sublandlord a certificate of insurance for all insurance policies that this sublease requires Subtenant to obtain.

10.	Condition of Premises

Subtenant accepts the premises in “as is” condition. Sublandlord will not make any modifications or improvements before the sublease term begins.

11.	Landlord’s Consent

This sublease will not be effective unless Landlord signs this sublease.

12.	Attorneys’ Fees

If either party brings a legal action arising out of a dispute over this agreement, the losing party will reimburse the prevailing party for all reasonable costs and attorneys’ fees incurred by the prevailing party in the lawsuit.

13.	Additional Agreements

Sublandlord and Subtenant additionally agree that Sublandlord shall only have access and use of the Subtenant’s conference room Trek from 8:00 am to 5:00 pm, Tuesdays and Thursdays. Except as provided in the immediately preceding sentence, Sublandlord shall have no right to access or use the subleased premises for any purpose without Subtenant’s prior written consent which consent may be refused or conditional by Subtenant in its unfettered discretion.

14.	Entire Agreement

This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

15.	Successors and Assignees

This agreement binds and benefits the heirs, successors, and assignees of the parties.

16.	Notices

All notices about this sublease must be in writing and must be delivered either in person or in a way that provides written documentation of delivery — for example, certified U.S. mail or a delivery service that provides evidence of delivery.

17.	Governing Law

This agreement will be governed by and construed in accordance with the laws of the state of California.

18.	Counterparts

This sublease may be signed by the parties in different counterparts and the signature pages combined will create a document binding on all parties.

19.	Modification

This sublease may be modified only by a written agreement signed by all the parties.

20.	Waiver

If one party waives any term or provision of this sublease at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this sublease, that party retains the right to enforce that term or provision at a later time.

21.	Severability

If any court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable. Provisions shall be modified, amended, or limited only to the extent necessary to render them valid and enforceable.

eGain Corporation, a Delaware corporation

By: Charles Messman		Title: VP of Finance

Signature:	/s/ Charles Messman	Date: 5/13/2015

Adesto Technologies

By: Narbeh Derhacobian		Title: CEO

Signature:	/s/ Narbeh Derhacobian	Date: 5/15/2015

D.R. Stephens

By: Lane Stephen		Title: Manager

Signature:	/s/ Lane Stephen	Date: 5/18/2015